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Exhibit 23.03

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on the Form S-1 of our report dated January 22, 1996, (except with respect to the matter discussed in Note 9, as to which the date is February 1, 1996), on our audits of the consolidated financial statements of New England Book Holding Corporation as of December 31, 1995, and for the year then ended. We also consent to the reference to our firm under the caption "Experts".





                                 /s/ Arthur Andersen L.L.P.


Boston, Massachusetts
April , 1998